EXHIBIT 10.13

                             FIFTH AMENDMENT TO THE
                         JONES LANG LASALLE INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN

     WHEREAS, Jones Lang LaSalle Incorporated (the "Company") maintains the Jones Lang LaSalle Incorporated Employee Stock Purchase Plan, as amended (the "Plan"), for its eligible employees;

     WHEREAS, the Company has determined that amending the Plan in certain respects is in the best interest of the Company;

     WHEREAS,  paragraph 17 of the Plan authorizes the Board of Directors of the
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Company  to  amend  the Plan, and the amendments to the Plan set forth herein do not  require  stockholder  approval under paragraph 17 in order to be effective;
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     WHEREAS,  effective  January  1,  2004,  the  Board of Directors, through a
Unanimous Written Consent, has delegated its authority to amend the Plan to its Chief Human Resources Officer and Senior Vice President;

     WHEREAS, the Company desires to amend the Plan to change the six-month offering period to a quarterly offering period; and

     WHEREAS, the Company desires to amend the Plan to change the formula for calculating the purchase price for shares offered under the Plan.

     NOW THEREFORE, the Plan is hereby amended effective January 1, 2006 as follows:

     1.     The  last  sentence of paragraph 7 is hereby deleted in its entirety
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and  replaced  with  the  following  sentence:

          "The employee may resume participation in the Plan at an Enrollment Date which begins after the expiration of four complete three-month Offering Periods beginning after the date of the withdrawal and during which the employee does not make any Plan contributions, by filing a new election in accordance with paragraph 5 at least two weeks prior to the Enrollment Date."

     2.     The  first sentence of paragraph 8 is hereby deleted in its entirety
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and  replaced  with  the  following  sentence:

          "The Plan shall be implemented by consecutive three-month Offering Periods with a new Offering Period commencing on the first trading day on or after the first day of each January, April, July and October during the term of the Plan, or on such other date as the Committee shall determine, and continuing thereafter to the end of such period, subject to termination in accordance with paragraph 17 hereof."


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     3.     The  first  sentence  of  paragraph  9(b)  is  hereby deleted in its
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entirety  and  replaced  with  the  following:

          "The 'Purchase Price' for Shares purchased under the Plan shall be not less than an amount equal to 95% of the closing price of shares of Common Stock on the Share Purchase Date."

                                     *  *  *

     IN WITNESS WHEREOF, this Fifth Amendment has been executed by a duly authorized representative of Jones Lang LaSalle Incorporated this 16th day of December, 2005.

                              JONES  LANG  LASALLE  INCORPORATED

                              By:  /s/  Nazneen  Razi
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                                   Nazneen  Razi
                                   Chief  Human  Resources  Officer


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